Equity Transfer Agreement of Hunan Hanyang Environmental Protection Science & Technology Co., Ltd.,
This Agreement is signed by the following authorized representatives on the date of May 19, 2011 in Dalian, Liaoning Province.

Equity transferee: Hunan Tian Kun Jia He Investment Co., Ltd. (hereinafter referred to as “Party A”), a company established under the laws of the People’s Republic of China
Official Address: Hualing Building Room 1605, Furong Middle Road, Furong District, Changsha, Hunan, P.R.China

Equity transferor: Dalian Dongtai Industrial Waste Treatment Co., Ltd. (hereinafter referred to as “Party B”), a company established under the laws of the People’s Republic of China
Official Address: No. 1 Huaihe West Road, E. T. D. Zone, Dalian, Liaoning P.R.China

Preface
1.
Party B has hold 65% equity interests of Hunan Hanyang Environmental Protection Science & Technology Co., Ltd., (hereinafter referred to as “Target Company”). Target Company is a project company of Hunan Changsha Hazardous Waste Disposal Center, with registered capital and paid-in capital amounting to RMB 30,000,000.

2.
Party B agrees to transfer its holding 65% equity interests of the target company to Party A according to the Article 2.2；Party A agrees to accept the above mentioned equity interests and rights under the terms of the Agreement.

Accordingly, both Parties reach the Agreement according to the following terms and conditions under the cooperation and mutually beneficial principle in order to certify the common commitment.

Chapter I Definition
1.1	Unless otherwise indicated in this Agreement, the following abbreviations and shortened forms have the meanings set forth below:
1)	“China” herein refers to The People’s Republic of China (excluding Hong Kong and Macao Special Administrative Region and Taiwan Province)
2)	“RMB” herein refers to the lawful currency of the P.R.C
3)
“Equity Interests” herein refers to the shareholder’s equity shared by the existing shareholders subscribing and investing registered capital in the target company under the relevant legal documents accounting for the proportion of the Target Company’s total registered capital. Generally, the manifestations of Equity Interests could be stock, equity shares. And the Equity Interest is calculated by the percentage.

4)	“Transfer Equity Interests” refers to the transferor transferring their holding equities of the Target Company’s 65% shares.
5)	“Transfer Price” refers to transfer price mentioned in the Article 2.2 and 2.3.
6)	“Completion Date of Transfer” as defined in Article 5.1
7)	“Agreement” refers to the text, all the accessories and the other documents seen as agreement annex agreed by all of the Part A and Part B
1.2	“Chapter, Article, Section, Item and Accessory” refers to the chapter, article, section, item and accessory of this Agreement
1.3	The title of the Agreement is set up for convenience and should not affect the understanding and interpretation of this Agreement.

Chapter II  Equity Transfer
2.1	Part A and Part B herein agree that Party A pays Party B the cash amount defined in the Article 2.2 as Transfer Price.
2.2	The Transfer Price for Party A to acquire the Transfer Equity Interests of Party B is RMB29, 000,000.
2.3
Transfer Price refers to acquisition price of the transfer price, including a variety of shareholders’ equities contained in the Transfer Equity Interests. The shareholders’ equities refer to the all existing and potential equities attached to Transfer Equity Interests (including the interests represented by 65% of the movable and immovable property, tangible and intangible assets owned by the target company, the future national debt financing and other government fund)

2.4
Upon the payment completion of the first part of Transfer Price defined in Article 3.1, Party B should help Party A submit the revised contracts and constitution to the approving authority, and submit all the necessary documents for equity change to the Industrial and Commerce Administration Authorities in order to complete equity change. In the following one month of payment completion of the first part of Transfer Price, Party B should help Party A complete all the Equity Transfer procedures.

Chapter III Payment
3.1
Within seven working days after the Agreement is signed, Party A should pay part of the Transfer Price which is RMB17, 000,000 to Part B. Within three months of the signed Agreement, Part A should pay second part of Equity Transfer payment RMB 10,000,000 to Party B. And within twelve months of the signed Agreement, Party A should pay rest of Equity Transfer payment RMB 2,000,000 to Party B.

3.2
Should Party A not pay the second part of Transfer Price, RMB 10,000,000, within 3 months of signed Agreement, Party A should pay Party B the bank interests according to one-year lending rate from the first day of the fourth month of signed Agreement till the payment of the second part of Transfer Price. Should Party A not pay the second part of Transfer Price till the last day of the twelfth month of signed Agreement, Party B has the right to turn the second part of Transfer Price into the 35% equity interests of the Target Company. Party A should complete various modifications, registrations, and other legal procedures within 15 working days, demanded by Party B.

3.3
Party A should transfer the Transfer Price into Party B’s designated bank account. When Party B receives the Transfer Price, Party B should make out a receipt and return it to Party B within seven days, in a safe process.

3.4	Each Party, Party A and Party B should pay the tax of Equity Transfer pursuant to the provisions of the law and regulations respectively.

Chapter IV Completion Date of Equity Transfer
4.1
This Agreement shall enter into force upon signature. Party A will get Transfer Equity ownership with the completion of various modifications, registrations, other legal procedures and payment of the second Transfer Price defined in Article

Chapter V Provisions of the Transition Period
5.1
Both parties should work together to set up a working group taking the job of Equity Transfer in order to accelerate the transfer process. And then handle the relevant Equity Transfer procedures by the approval from competent authorities and associated persons (department).

Chapter VI  Statement & Guarantee
6.1	One Party assures to the other party as follows:
1)	to guarantee the statement and assurance true, complete and accurate; and/ or
2)	to own all the necessary right, authorization and approval, and also to own the ability for fulfilling the right, authorization and approval when this Agreement is signed; and/ or
3)	after the legal authorized representatives have signed this Agreement, the relevant provisions to constitute the legal, valid and binding obligation for the two parties; and/or

4)
the subscription and fulfillment of this Agreement will not conflict with or violate the provisions and regulations defined in this Agreement, business license, charter, laws, and rules approved by government agency and government authority; and /or

5)	without the cases for violating relevant laws or hinder the fulfillment of obligation under this Agreement till the effective date of this Agreement.
6)	for one’s knowledge, without any major litigation, arbitration or administrative proceedings concerning the equity of target company before the date of agreement; and/or
7)
to disclose all the government documents on this transaction of this Agreement. And the fore-provided document is free of untruthful statement on important facts, or ignored statement on important facts.

Chapter VII Default Responsibility
7.1	Each party shall be deemed as default if there is the following performance under this Agreement.
1)	violation of the provisions in this Agreement by each Party;
2)	the statement, guarantee, commitment deemed as untrue, incorrect and misleading or violating this Agreement offered by each Party.
7.2	One Party has the right to terminate this Agreement or requires compensation for the resultant losses caused by the other Party.

Chapter VIII Non-disclosure
8.1
Each Party shall try their best to treat the business information, the content of the documents and files, also including any information of this Agreement and the potential cooperation issues as strictly confidential; each Party should limit its own employees, agents, suppliers, etc. only to obtain the above mentioned information under the circumstance of they fulfilling the agreement obligation. But the restrictions above should not apply to the information and documents as follows:

1)	which at the time of disclosure is already in the public domain; and/or
2)	which after disclosure becomes lawfully pat of the public domain not because of the fault of the receiver; and/or
3)	which information not obtained from or through a third party directly or indirectly which was in the possession of the information lawfully before the disclosure approved by the recipient party;
4)
which is required to be disclosed to government, legal counselor, and financial counselor  pursuant to the business needs and any applicable law, decree, regulation, rules, or order of any competent authority and jurisdiction; and/or

5)	which the disclosure to bank or other financial institution in carrying out the normal business by any party.
8.2	Each Party should urge the directors, senior officers and other employees in their company and associated company to fulfill the non-disclosure obligation defined in this Chapter.
8.3	Should this Agreement terminate, the provisions of this Chapter shall still survive.

Chapter IX Force Majeure
9.1
Should each Party to this Agreement be prevented from executing this Agreement by force majeture, including but not limited to strike, staff turbulence, explosion, flood, earthquake, hurricane and other natural disasters, war, intented wreck, expropriation, government acts, legal change, other reasons caused by the government and mandatory regulations, important affairs and emergency.

9.2
The prevented Party shall notify the other party by written report without delay, and within 15 days thereafter provide the detailed information of the events explaining the reason of its inability to execute or delay the execution of all or part of this Agreement. Each Party shall, through consultations, decide whether to terminate this Agreement or to exempt the Party of obligations for implementation of this Agreement or whether to delay the execution of this Agreement according to the effects of the events on the performance of this Agreement.

Chapter X Notice
10.1
Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed delivered at the destination after 5 days when deposited in air registered mail, but shall be deemed delivered at the destination on the next day when delivered by postal express or personal delivery, telephone, addressed as follows:

Party A: Hunan Tian Kun Jia He Investment Co., Ltd.
Address: Hualing Building Room 1605, Furong Middle Road, Furong District, Changsha, Hunan, P.R.China
Receiver: Song Wenling
Tel: 0731-8222 2028

Party B: Dalian Dong Tai Industrial Waste Treatment Co., Ltd.
Address: No. 1 Huaihe West Road, E.T. D. Zone, Dalian, Liaoning, P.R.China
Receiver: Dong Jinqing
Tel: 0411-8259 5229

ChapterXI Supplementary Articles
11.1
Any change of this Agreement only can come into effect signed by the authorized representatives after consultation among both Parties, and also can be deemed as an essential part of this Agreement. The content of this Agreement is subject to revised Agreement.

11.2
The time allowance or delay offered by one Party to the other Party should not be regarded as the waiver of powers and rights, or damage, affect and restrict all the powers and rights available to one Party.

11.3
The invalidity, illegality or unenforceability of any of the provisions of this Agreement shall not affect the validity, legality or enforceability of the remaining provisions. Both Parties of this Agreement should not stop fulfilling the invalid, illegal, or enforceable provisions, but should modify those provisions into valid, legal, enforceable provisions which are close to their original meaning.

11.4
This Agreement and the schedules hereto constitute the entire agreement between Party A and Party B related to the subject matter hereof and supersede all previous writings and understanding related hereto. This Agreement shall not be modified or supplemented except by a written instrument, signed by the authorized representatives of the both Parties hereto.

11.5	If this Agreement will not be fulfilled before the whole Transfer Payment, the provisions of this Agreement will be still in effect after the Completion Date of Transfer.
11.6	Matters not mentioned herein, if any, may be revised or supplemented through negotiation by the Parties hereto.
11.7	This Agreement is in quadruplicate, written in Chinese, each side holds two pieces.

Chapter XII Applicable Law, Disputes Resolution, and Others
12.1	The law of the People’s Republic of China shall be applicable to signature, validity, interpretation, performance, implementation and disputes resolution of this Agreement.
12.2
Any disputes arising from the execution or performance of this Agreement shall be settled through friendly consultations between both Parties. In case no settlement can be reached through such consultation, each Party should appeal to the People’s Court located at the Party A’s territory.

12.3	The Schedules hereto shall constitute integral parts hereof and shall be as valid and effective as this Agreement.

12.4	Party A and Party B have caused this Agreement to be duly executed upon signature.

Signatures
Party A: Hunan Tian Kun Jia He Investment Co., Ltd.
Address: Hualing Building Room 1605, Furong Middle Road, Furong District, Changsha, Hunan, P.R.China
Receiver: Song Wenling
Tel: 0731-8222 2028

Party B: Dalian Dong Tai Industrial Waste Treatment Co., Ltd.
Address: No. 1 Huaihe West Road, E.T. D. Zone, Dalian, China P.C
Receiver: Dong Jinqing
Tel: 0411-8259 5229